[RETIREMENT INCOME FOR LIFE]


                        DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

Owner:            [JOHN DOE]        Age: [60]        Sex: [Male]

[JOINT LIFE IS NOT AVAILABLE UNDER TSA AND QP CERTIFICATES]
IF THE CERTIFICATE IS ISSUED ON A JOINT LIFE BASIS:
[SUCCESSOR OWNER:]  [MARY DOE]      AGE:  [55]   SEX:  [FEMALE]

IF THE CERTIFICATE IS ISSUED ON A JOINT LIFE BASIS WITH JOINT OWNERSHIP RIGHTS
                                                   ---------------------------
IN THE SUCCESSOR OWNER (NQ ONLY):
[SUCCESSOR OWNER (AND JOINT OWNER):  [MARY DOE]   Age:  [55]   Sex:  [Female]]

ANNUITANT:        [JOHN DOE]        Age: [60]        Sex:  [Male]

IF CERTIFICATE IS ISSUED TO A NON-NATURAL OWNER:
   ON A SINGLE LIFE BASIS: [ANNUITANT:]   [JOHN DOE]  Age: [60]   Sex: [Male]

[JOINT LIFE IS NOT AVAILABLE UNDER TSA AND QP CERTIFICATES]
   ON A JOINT LIFE BASIS: [JOINT ANNUITANT:] [MARY DOE] Age: [55] Sex: [Female] [CONTRACT: GROUP ANNUITY CONTRACT NO. AC [2005IML-MC]

CONTRACT/CERTIFICATE NUMBER:  [00000]

         ENDORSEMENTS ATTACHED:
         [MARKET SEGMENT ENDORSEMENTS]
            [Endorsement Applicable to Non-Qualified Contracts/Certificates Endorsement Applicable to IRA Contracts/Certificates
            Endorsement Applicable to Roth IRA Contracts/Certificates Endorsement Applicable to TSA Contracts/Certificates
            Endorsement Applicable to Defined Contribution Qualified Plan
               Contracts/Certificates]

ISSUE DATE:       [February 1, 2006]

CONTRACT DATE:    [February 1, 2006]

MAXIMUM MATURITY DATE:                      [February 1, 2041]

At the maximum Maturity Date, you may continue the Certificate in its current status. We will notify you in the Contract Year that is at least one year prior to the year in which the maximum Maturity Date occurs that you may elect (i) an Annuity Benefit described in Part VIII we are then offering, (ii) a lump sum distribution of the Annuity Account Value or (iii) to extend the Maturity Date for a specified period and continue the Certificate in its current status. If we do not receive your election before the Maturity Date, the Certificate will continue in its current status.

The Maturity Date may not be prior to [thirteen months from the Contract Date]

BENEFICIARY:      [JANE DOE]




No. 2005IMP DP                                                    Data page 1

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.
------

CONTRIBUTION LIMITS:

           Initial Contribution minimum: [$25,000.]
           Subsequent Contribution minimum: [$1,000]

Subsequent Contributions are not permitted after the later of: (i) the end of the first Contract Year and (ii) the date the first Withdrawal is taken. In no event are subsequent Contributions permitted anytime after the Annuitant attains age [84].

[We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts/Certificates applicable to any Owner or Annuitant, including a combination thereof, designated under this Certificate would total $2,500,000.]


INITIAL CONTRIBUTION RECEIVED:                                    [$100,000.00]
VARIABLE INVESTMENT OPTIONS AVAILABLE.  YOUR ALLOCATION IS SHOWN.
     VARIABLE INVESTMENTOPTIONS                                                   ALLOCATION
     --------------------------                                                   ----------
o    [AXA Conservative Allocation Portfolio                                      [$20,000.00]
o    AXA Conservative-Plus Allocation Portfolio                                  [$20,000.00]
o    AXA Moderate Allocation Portfolio                                           [$20,000.00]
o    AXA Moderate-Plus Allocation Portfolio                                      [$20,000.00]
o    AXA Aggressive Allocation Portfolio]                                        [$20,000.00]
                                                                                 --------------------
                                                                                 TOTAL:  [$100,000.00]


Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you are using such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
   a) limit transfers among or to the Variable Investment Options to no more than once every 30 days,
   b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
   c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
   d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.
   e) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of an Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

No. 2005IMP DP                                                    Data page 2

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): The minimum withdrawal amount for Lump sum Withdrawals is: [$300].

[IF WE OFFER GUARANTEED ANNUAL PAYMENTS THROUGH AN OPTIONAL AUTOMATIC PAYMENT PLAN]
[GUARANTEED ANNUAL PAYMENTS (SEE SECTION 6.02)

         WITHDRAWALS UNDER [AUTOMATIC PAYMENT PLANS]:

         Withdrawals under an [Automatic Payment Plan]: May not start sooner than [28] days after issue of this Contract/Certificate.

         You may elect to receive automatic payments based on any of the following frequencies: [monthly, quarterly or annually]. The frequency you elect determines the amount of the Guaranteed Annual Payment you receive on each scheduled payment date.

         You may elect one of the following Automatic Payment Plans to receive your Guaranteed Annual Payments. If you take a lump sum withdrawal once you have elected an [Automatic Payment Plan], the Plan will terminate for that and subsequent Contract Years. You may re-elect an [Automatic Payment Plan] in the following Contract Year provided your Annuity Account Value has not fallen to zero as described in Section 6.02.

                  [MAXIMUM PAYMENT PLAN]: The [Maximum Payment Plan] withdraws the full Guaranteed Annual Payment amount each Contract Year. Payments are based on the frequency you elect under this plan. Any payments that are to be made after the Annuity Account Value falls to zero, as described in Part VI, will continue on the same frequency.

                  [CUSTOMIZED PAYMENT PLAN]: The [Customized Payment Plan] withdraws a fixed amount that is less than the Guaranteed Annual Payment amount. Payments are based on the amount and frequency of the payment you elect under this plan. If payments are to be made after your Annuity Account Value falls to zero while you are taking payments under the [Customized Payment Plan], then the remaining balance for the Guaranteed Annual Payment for the Contract Year in which your Annuity Account Value fell to zero will be paid in a lump sum and payments equal to the Guaranteed Annual Payment amount will continue to be made thereafter in the same frequency as on the benefit transaction date.]

         [APPLICABLE ONLY TO THE TRADITIONAL IRA, TSA AND QP MARKETS] [LIFETIME REQUIRED MINIMUM DISTRIBUTIONS:

         When the lifetime Required Minimum Distribution ("RMD") Rules described in any endorsement hereto apply to your Certificate, and you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess Withdrawal. If you elect either of our [Automatic Payment Plans] (the [Maximum Payment Plan] or the [Customized Payment Plan]) and our Automatic RMD service, we will make a payment in addition to the Guaranteed Annual Payment amount if necessary to meet the lifetime required minimum distribution amount for the calendar year for this Certificate. The combined [Automatic Payment Plan] payments and lifetime required minimum distribution payment will not be treated as Excess Withdrawals. However, if you take any lump sum withdrawals in addition to your lifetime required minimum distribution while using our Automatic RMD service and Automatic Payment Plan payments, the additional lump sum may cause an Excess Withdrawal and may be subject to a Withdrawal Charge described in Part IX. Further, your Income Base and Guaranteed Annual Payment amount may be reduced.

         If you elect our Automatic RMD service and do not elect one of our Automatic Payment Plans, that is, you elect to take your Guaranteed Annual Payment amount in lump sum withdrawals, we will make a payment if


No. 2005IMP DP                                                    Data page 3
         necessary to meet the lifetime required minimum distribution amount for the calendar year for this Certificate. Any lifetime required minimum distribution amount withdrawal you make under our Automatic RMD service will not be treated as an Excess Withdrawal; however, any other lump sum withdrawals in the same Contract Year may be treated as Excess Withdrawals.]

[RETIREMENT INCOME FOR LIFE] BENEFIT - APPLICABLE PERCENTAGE (SEE SECTION 6.02):
The Applicable Percentage is based on age at the time of the first Withdrawal as described in Section 6.02, [Retirement Income for Life] Benefit.

                         AGE                         APPLICABLE PERCENTAGE
                         ---                         ---------------------
                         [55 to 59-1/2                        4.0%
                         59-1/2  to 64                        4.5%
                         65 to 69                             5.0%
                         70 to 74                             5.5%
                         75 to 79                             6.0%
                         80 and older                         6.5%]


NORMAL FORM OF ANNUITY (SEE SECTION 8.04): [Life Annuity 10 Year Period Certain]

[FOR ANNUITIZATION AGES 80 AND GREATER THE  "PERIOD CERTAIN" IS AS FOLLOWS]
             ANNUITIZATION AGE        LENGTH OF PERIOD CERTAIN
             -----------------        ------------------------
             [Up to age 79                           10
             80 through 81                            9
             82 through 83                            8
             84 through 86                            7
             87 through 88                            6
             89 through 92                            5
             93 through 95                            4]

AMOUNT OF ANNUITY BENEFITS (SEE SECTION 8.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE SECTION 8.06):
[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 8.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]


No. 2005IMP DP                                                    Data page 4

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.
------

WITHDRAWAL CHARGES (SEE SECTION 9.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a Withdrawal exceeds the Free Withdrawal Amount as discussed in Section 9.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

FOR ISSUE AGES UP TO AGE 80 THE FOLLOWING SCHEDULE OF WITHDRAWAL CHARGES WILL
APPEAR:

                                                   Percentage of
           Contract Year                           Contributions
           -------------                           -------------
                 [1                                   7.00%
                  2                                   7.00%
                  3                                   6.00%
                  4                                   6.00%
                  5                                   5.00%
                  6                                   3.00%
                  7                                   1.00%
                  8 and later                         0.00%]

FOR ISSUE AGES 81 THROUGH 85, THE FOLLOWING SCHEDULE OF WITHDRAWAL CHARGES WILL APPEAR:

                                                   Percentage of
           Contract Year                           Contributions
           -------------                           -------------
                 [1                                   5.00%
                  2                                   4.00%
                  3                                   3.00%
                  4                                   2.00%
                  5                                   1.00%
                  6 and later                         0.00%]

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal Charges will be deducted from the Variable Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Variable Investment Option.

FREE WITHDRAWAL AMOUNT (SEE SECTION 9.01): The Free Withdrawal Amount is equal to the Guaranteed Annual Payment amount at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions.

The Free Withdrawal Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. [the Owner (Annuitant, where the Owner is non-natural) dies and a death benefit is paid: or
2. the receipt by us of a properly completed election form providing for the application of the Annuity Account Value to be used to elect a life annuity as described in Section 8.05; or


No. 2005IMP DP                                                    Data page 5

3. the Owner (Annuitant, where the Owner is non-natural) has qualified to receive Social security disability benefits as certified by the Social Security Administration; or
4. we receive proof satisfactory to us that the Owner's (Annuitant's, where the Owner is non-natural) life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or
5. the Owner (Annuitant, where the Owner is non-natural) has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam and meets all the following:
      o its main function is to provide skilled, intermediate or custodial nursing care;
      o   it provides continuous room and board to three or more persons;
      o   it is supervised by a registered nurse or practical nurse;
      o   it keeps daily medical records of each patient;
      o   it controls and records all medications dispensed; and
      o   its primary service is other than to provide housing for residents.

     [ITEM 6 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE.]
6.   the Beneficiary Continuation Option is exercised.
     [ITEM 7 WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE MARKET SEGMENTS UNDER WHICH SUCCESSOR OWNER ANNUITANT APPLIES]
7. the Successor Owner Annuitant option is exercised, and the Successor Owner Annuitant withdraws contributions made prior to the original Owner's death.
8. a withdrawal is made under our Automatic Required Minimum Distribution Withdrawals Program. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.

The withdrawal charge will apply with respect to a Contribution if the condition as described in items 3, 4 and 5 above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 9.02):

     (a)   ANNUAL ADMINISTRATIVE CHARGE: [None]

     (b) CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 8.02.

     (c)   [RETIREMENT INCOME FOR LIFE] BENEFIT CHARGE:

           The charge for this benefit is a percentage of the Income Base, as shown below, determined and deducted on each Contract Date Anniversary:

                    ON A SINGLE LIFE BASIS:   [0.65%]

                    [ON A JOINT LIFE BASIS:]  [0.80%]

           This charge (i) will terminate in connection with a Change of Ownership, or (ii) may decrease in connection with the termination of Successor Owner provisions, as described in
           Section 6.03,"Certain Changes Under Joint Life Certificates".


No. 2005IMP DP                                                    Data page 6

           This charge will be deducted on a pro-rata basis for the portion of any Contract Year, pursuant to the termination provision of the benefit, in which a Death Benefit is paid pursuant to Section 7.02, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 8.05, or the Contract/Certificate is surrendered pursuant to Section 5.01.

NUMBER OF FREE TRANSFERS (SEE SECTION 9.03):   The number of free transfers is
                                               unlimited.


DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 9.04):  [ANNUAL RATE OF 1.25%
                                                    (EQUIVALENT TO A DAILY RATE
                                                    OF .003446%)]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:          Annual rate of 0.75%

Administration Charge:                        Annual rate of 0.30%

Distribution Charge:                          Annual rate of 0.20%]


No. 2005IMP DP                                                    Data page 7